EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

China ShouGuan Mining Corporation

We hereby consent to the use in this Annual Report on Form 10-K of our report dated March 31, 2014, relating to the consolidated financial statements of China ShouGuan Mining Corporation as of and for the years ended December 31, 2013 and 2012 and to the reference to our firm under the caption “Experts” in the report.

/s/ HKCMCPA Company Limited

Certified Public Accountants

Hong Kong, China

March 31, 2014